Exhibit 3.2(a)

New Nouveau Brunswick

CANADA
PROVINCE OF NEW BRUNSWICK
BUSINESS CORPORATIONS ACT
CERTIFICATE OF INCORPORATION
(SECTION 6)

CANADA
PROVINCE DU NOUVEAU-BRUNSWICK
LOI SUR LES CORPORATIONS COMMERCIALES
CERTIFICAT DE CONSTITUTION EN
CORPORATION

Dollarama Corporation

Name of Corporation / Raison sociale de la corporation

615595

Corporation Number / Numéro de la corporation

I HEREBY CERTIFY that the above-mentioned corporation, the Articles of Incorporation of which are attached,
JE CERTIFIE que la corporation mentionnée ci-dessus, dont les statuts constitutifs sont joints à ce certificat, a été

was incorporated under the Business Corporations Act of the Province of New Brunswick.
constituée en corporation en vertu de la Loi sur les corporations commerciales de la province du Nouveau-Brunswick.

Director
Directeur

Date of Incorporation
Date de constitution

November 12, 2004
le 12 novembre 2004

BUSINESS CORPORATIONS ACT FORM 1 ARTICLES OF INCORPORATION (SECTION 4)	LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 1 STATUTS CONSTITUTES (ARTICLE 4)

1 -	Name of Corporation:	Raison sociale de la corporation:
Dollarama Corporation

2 -	The classes and any maximum number of shares that the corporation is authorized to issue and any maximum aggregate amount for which shares may be issued including shares without par value and/or with par value and the amount of the par value:	Les catégories et le nombre maximal d’actions que la coporation peut émettre ainsi que le montant maximal global pour lequel les actions peuvent être émises y compris les actions sans valeur au pair ou avec valeur au pair ou les deux et le montant de la valeur au pair:

An unlimited number of common shares without nominal or par value.

3 -	Restrictions, if any, on share transfers:	Restrictions, s’il y en a, au transfert d’actions:

No shares shall be transferred without the consent of the directors or shareholders of the coporation expressed by resolution passed at a meeting of the board of directors or shareholders or by an instrument or instruments in writing signed by all such directors or shareholders.

4 -	Number (or minimum and maximum number) of directors:	Nombre (ou nombre minimum et maximum) des administrateurs:

Minimum 1 Maximum 15

5 -	Restrictions, if any, on business the corporation may carry on:	Restrictions, s’il y en a, á l’activité que peut exercer la corporation:

None

6 -	Other provisions, if any:	D’autres dispositions, le cas échéant:

See Schedule - Other Provisions

7 -	Incorporators:	Fondateurs:

Date	Names - Noms	Address (include postal code) Adresses (y compris le code postal)	Signature
November 12, 2004	C. Paul W. Smith	44 Chipman Hill Suite 1000 Saint John NB E2L 4S6	C. Paul W. Smith

FOR DEPARTMENT USE ONLY	RÉSERVÉ Á L’USAGE DU MINISTRÉRE

Corporation No. - No. de Corporation 615595 TN# 377201 45-4104(6/01)	Filed - Déposé FILED / DÉPOSÉ NOV 12, 2004

Dollarama Corporation

Schedule - Other Provisions

1.	PLACE OF SHAREHOLDER MEETINGS

Notwithstanding subsections (1) and (2) of Section 84 of the Business Corporations Act, as from time to time in force, meetings of shareholders of the Corporation may be held at any place outside New Brunswick.

2.	NOTICE OF SHAREHOLDER MEETINGS

Notwithstanding subsection (1) of Section 87 of the Business Corporations Act, as from time to time in force, notice of time and place of a meeting of shareholders of the Corporation shall be deemed to be properly given if sent not less than three (3) days nor more than fifty (50) days before such meeting:

(a) to each shareholder entitled to vote at the meeting;

(b) to each director; and

(c) to the auditor, if any.

3.	PRE-EMPTIVE RIGHTS

(A) Notwithstanding subsection (2) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to any rights arising under any unanimous shareholder agreements, the holders of equity shares of any class, in the case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its equity shares of any class of any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, shall not as such, even if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the unlimited dividend rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

(B) Notwithstanding subsection (3) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to any rights arising under any unanimous shareholder agreements, the holders of voting shares of any class, in case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its voting shares of any class or any shares or options to purchase its voting shares of any class, shall not as such, even if the issuance of the voting shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the voting rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

4.	PRIVATE CORPORATION RESTRICTIONS

(A) The number of shareholders, exclusive of persons who are in the employment of the Corporation and are shareholders of the Corporation and persons who, having been formerly in the employment of the Corporation, have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than Fifty (50) persons, two or more persons who are joint registered holders of one or more shares being counted as one shareholder.

(B) Any invitation to the public to subscribe for any shares of the Corporation shall be prohibited.

TN# 377201	Page 1 / 2

5.	FINANCIAL ASSISTANCE

The Corporation may, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise:

(a) to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation, or

(b) to any associate of a shareholder, director, officer or employee of the Corporation or of an affiliated corporation; whether or not:

(c) the Corporation is, or after giving the financial assistance would be, unable to pay its liabilities as they become due; or

(d) the realizable value of the Corporation’s assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation’s liabilities and stated capital of all classes.

6.	NUMBER OF DIRECTORS

The number of directors within the minimum and maximum numbers provided for in these articles shall be as determined by resolution of the board of directors.

FILED / DÉPOSÉ NOV 12, 2004

TN# 377201	Page 2 / 2

BUSINESS CORPORATIONS ACT FORM 2 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF REGISTERED OFFICE (SECTION 17)	LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 2 AVIS DE DESIGNATION OU AVIS DE CHANGEMENT DU BUREAU ENREGISTRÉ
(ARTICLE 17)

1 -	Name of Corporation - Raison sociale de la corporation:	2 - Corporation No. - No. de la corporation
	Dollarama Corporation	615595

3 -	Place and address of the registered office:	Lieu et adresse du bureau enregistré:

Civic address/Adresse civique		Mailing address/Adresse postale

	Brunswick House 44 Chipman Hill Suite 1000 Saint John NB E2L 4S6	c/o C. Paul W. Smith Brunswick House 44 Chipman Hill Suite 1000 Saint John NB
E2L 4S6

4 -	Effective date of change:	Date d’entrée en vigueur du changement:

N/A

5 -	Previous place and address of the registered office:	Derniers lieu et adresse du bureau enregistré:

N/A

Date	Signature	Description of Office Fonction
November 12, 2004	C. Paul W. Smith	Incorporator FILED / DÉPOSÉ NOV 12, 2004

45-4105 (10/01)

TN# 377201

BUSINESS CORPORATIONS ACT FORM 4 NOTICE OF DIRECTORS OR NOTICE OF CHANGE OF DIRECTORS (SECTION 64, 71)	LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 4 LISTE DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D’ADMINISTRATEURS

1 -	Name of Corporation:	Raison sociale de la corporation:
Dollarama Corporation

2 -	The following persons became directors of this corporation:	Liste des personnes devenues administrateurs de la corporation:

D/J M/M Y/A

Effective Date N/A Date d’entrée en vigueur

Name/Nom	Residental Address or Address for Service Adresse résidentielle ou adresse pour fin de signification	Occupation	Telephone Téléphone

3 -	The following persons ceased to be directors of this corporation:	Liste des personnes qui ont cessé d’être administrateurs de la

D/J M/M Y/A

Effective Date N/A Date d’entrée en vigueur

Name/Nom	Residental Address or Address for Service Adresse résidentielle ou adresse pour fin de signification

4 -	The directors of this corporation now are:	Administrateurs actuels de la corporation:

Name/Nom	Residental Address or Address for Service Adresse résidentielle ou adresse pour fin de signification	Occupation	Telephone Téléphone

Matthew Levin	111 Huntington Avenue Boston MA United States 02199	Businessman	(617) 516-2000

Joshua Bekenstein	111 Huntington Avenue Boston MA United States 02199	Businessman	(617) 516-2000

Date	Signature	Description of Office Fonction
November 12, 2004	C. Paul W. Smith	Incorporator

For Department Use Only / Réservé á l’usage du ministére TN# 377201	Form 4 / Formule 4 Filed / Déposé FILED / DÉPOSÉ NOV 12, 2004
45-4119(3/01)